As filed with the Securities and Exchange Commission on December 1, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
IDEX CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3555336 (I.R.S. Employer Identification Number)
1925 West Field Court, Suite 200
Lake Forest, Illinois 60045
(847) 498-7070
(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)
Frank Notaro
Vice President-General Counsel and Secretary
IDEX Corporation
1925 West Field Court
Lake Forest, Illinois 60045
(847) 498-7070
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
With copy to:
Christopher D. Lueking, Esq.
Latham & Watkins LLP
233 South Wacker Drive
Suite 5800
Chicago, Illinois 60606
(312) 876-7700
          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered /
Proposed Maximum Offering Price Per Unit /
Proposed Maximum Aggregate Offering Price /
Title of Each Class of Securities to be Registered	Amount of Registration Fee
Debt Securities	(1)

(1)	An indeterminate aggregate offering price or number of debt securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of its registration fee.

PROSPECTUS

IDEX CORPORATION

Debt Securities

We intend to offer from time to time our debt securities. We may sell these securities in one or more offerings at prices and on other terms to be determined at the time of offering.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may offer our securities through agents, underwriters or dealers or directly to investors. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale. In addition, the underwriters, if any, may over-allot a portion of the securities.

Investing in the notes involves risks. See “Risk Factors” beginning on page 1 of this prospectus, our reports filed with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2010.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

We are responsible for the information contained in or incorporated by reference into this prospectus and any prospectus supplement we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date mentioned on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to the terms “we,” “us,” “our,” “the Company” or “IDEX” or other similar terms mean IDEX Corporation and its direct and indirect subsidiaries on a consolidated basis.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus, the accompanying prospectus supplement (including the information incorporated by reference in this prospectus and the accompanying prospectus supplement) and any free writing prospectus with respect to this offering filed by us with the SEC contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements may relate to, among other things, capital expenditures, cost reductions, cash flow, operating improvements, operating results, future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments and are indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “management believes,” “the Company believes,” “we believe,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this prospectus supplement. The risks and uncertainties include, but are not limited to, the following: economic and political consequences

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resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries—all of which could have a material impact on our order rates and results, particularly in light of the low levels of order backlogs we typically maintain; our ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which we operate; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters; and other risks and uncertainties identified under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, and the other reports that we file with the SEC. Additional factors that may cause risks and uncertainties include those discussed in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and may also include risk factors and other information discussed in other documents that are incorporated or deemed to be incorporated by reference in this prospectus.

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THE COMPANY

Through our wholly-owned subsidiaries, we are an applied solutions business that sells an extensive array of pumps, flow meters and other fluidics systems and components and engineered products to customers in a variety of markets around the world. We have four reportable business segments: Fluid & Metering Technologies, Health & Science Technologies, Dispensing Equipment, and Fire & Safety/Diversified Products.

We were incorporated as a Delaware corporation in 1987. Our principal executive offices are located at 1925 West Field Court, Suite 200, Lake Forest, Illinois 60045. Our telephone number at that location is (847) 498-7070.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” provided at the beginning of this prospectus, the risks described under “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading prices of our securities could decline due to any of these risks or other factors, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the debt securities for general corporate purposes, including to refinance or repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the five fiscal years in the period ended December 31, 2009 and for the nine months ended September 30, 2010. For the purpose of computing these ratios, “earnings” consists of income before income taxes, plus fixed charges. “Fixed charges” consists of interest expense (which includes interest on indebtedness and amortization of debt issue costs) and a portion of rentals deemed to be interest.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010		2009		2008		2007		2006		2005

Ratio of Earnings to Fixed Charges	16.1	x	10.7	x	11.0	x	10.7	x	12.8	x	12.3x

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture to be entered into between us and Wells Fargo Bank, National Association, as trustee. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find Additional Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of the principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•	the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof; and

•	any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series. We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance provided that the debt securities of such series and such additional securities would be fungible with each other for U.S. federal income tax purposes. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Certain Terms of the Debt Securities

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger, Sale or Conveyance

Unless otherwise indicated in a prospectus supplement, we will not consolidate with or merge with any other Person, or sell, convey, transfer or lease all or substantially all of our assets to any Person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

•	the successor entity expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event, that after notice or lapse of time, or both, would become an event of default, has occurred and is continuing under the indenture; and

•	certain other conditions under the indenture are met.

This covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets solely between or among us and our U.S. Subsidiaries.

In the event that we consolidate with or merge with another Person or sell substantially all of our assets to any other Person, the surviving entity (if other than us) will be substituted for us under the indenture, and we will be discharged from all of our obligations under the indenture.

Events of Default

An event of default for any series of debt securities is defined under the indenture as being:

•	our default in the payment of any interest on debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Issuer with the Trustee or with any paying agent) (or such other period as may be established for such series);

•	our default in the payment of principal of or premium, if any, on any debt securities of such series when due and payable (or such other period as may be established for such series);

•	our default in the performance or breach of any of our covenants or warranties (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

•	there occurs any other event of default provided for in such series of debt securities;

•	a court having jurisdiction enters a decree or order for:

o	relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

o	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or

o	the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

•	we:

o	commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

o	consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or

o	effect any general assignment for the benefit of creditors.

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the default by us under any other debt, including any other series of debt securities, is not a default under the indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may declare the principal amount of and accrued interest, if any, on such debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, then, and in each and every such case, the entire principal amount of, and accrued interest, if any, on each series of debt securities then outstanding shall ipso facto become to be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class (or, of all the debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the indenture, the holders of at least a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “— Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of or interest, if any, on such debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the indenture.

Defeasance and Discharge

The term defeasance means we are discharged from some or all of our obligations under the indenture. If we deposit in trust with the trustee under the indenture any combination of money or government securities in an amount sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option:

•	we will be discharged from any and all obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with any specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

In addition, unless the terms of any series of debt securities provides otherwise, we may discharge our obligations with respect to a series of debt securities and the indenture with respect to such series of debt securities when:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all of the debt securities of such series under the indenture;

•	all debt securities of such series previously authenticated and delivered (subject to certain exceptions) have been delivered to the trustee for cancellation and we have paid all amounts payable by us under the indenture; or

•	all debt securities of such series are to be called for redemption within one year under arrangements satisfactory to the trustee or are otherwise due and payable within one year, and we irrevocably deposit in trust with the trustee, solely for the benefit of the holders, cash or government securities (maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient) that, after payment of all federal, state and local taxes and other charges and assessments in respect thereof payable by the trustee, will be sufficient to pay the principal of and any interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by us under the indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the indenture will survive. With respect to the third bullet point, certain rights and obligations under the indenture (such as our obligation to maintain an office or agency in respect of such debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such debt securities, to deliver such debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) will survive until such debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee will survive.

Modification and Waiver

We and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the indenture;

•	to cure any ambiguity, defect, mistake, or inconsistency in the indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to provide for or add guarantors with respect to the debt securities of any series;

•	to evidence and provide for the acceptance of appointment thereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

•	to establish the form or forms or terms of the debt securities as permitted by the indenture;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default;

•	to make any change to the debt securities of any series so long as there are no debt securities of such series outstanding;

•	to conform the provisions of the indenture or the debt securities of any series to the description of debt securities of such series set forth in this prospectus or a prospectus supplement;

•	to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of the debt securities of any series as described in “— Defeasance and Discharge” above, provided that any such action will not adversely affect the interests of the holders of the debt securities in any material respect; or

•	to make any change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the debt securities in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	changes the stated maturity of the principal of, or any installment of interest on, any debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any debt securities of such series on or after the due date therefor;

•	reduces the above-stated percentage of outstanding debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the indenture;

•	waives a default in the payment of principal of or interest on the debt securities (except a rescission of acceleration of the securities by holders of at least a majority in aggregate principal amount of then outstanding securities and a waiver of the payment default that resulted from such acceleration);

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•	modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the indenture becomes effective, we will give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the offered debt securities:

•	to or through underwriters or dealers;

•	to or through agents;

•	directly to one or more purchasers;

•	through any combination of these methods; or

•	through any other means described in a prospectus supplement.

We may distribute the debt securities from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In some cases, we or dealers acting with or on behalf of us may also purchase the debt securities and reoffer them to the public.

Underwriters, dealers and agents that participate in the distribution of the offered debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any managing underwriter, other underwriters or agents, and describe their compensation and the terms of the transactions, in a prospectus supplement.

If we use underwriters in the sale, we will execute an underwriting agreement with the underwriters at the time we reach an agreement for the sale of the debt securities. The underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the debt securities offered if any of the debt securities are purchased. The underwriters may change from time to time any initial public offering price and any discount or concession allowed or re-allowed or paid to dealers.

We may sell the offered debt securities through agents designated by us. Unless indicated in the applicable prospectus supplement, any agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

If we use dealers in the sale, we will sell the debt securities to the dealer, as principal. The dealer will then sell the debt securities to the public at varying prices that the dealer will determine at the time it sells the debt securities.

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on a national securities exchange or a foreign securities exchange. Each series of debt securities may be a new issue of securities with no established trading market. Underwriters and agents may, from time to time, purchase and sell the debt securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the debt securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the debt securities.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the debt securities offered pursuant to this prospectus and any applicable prospectus supplement. Any underwriter, agent or dealer utilized in the initial offering of debt securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. In connection with underwritten offerings of the offered debt securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the debt securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the debt securities. If the underwriters create a short position in the debt securities in connection with the offering, i.e., if they sell more debt securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing debt securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the debt securities in the open market to reduce the underwriters’ short position or to stabilize the price of the debt securities, they may reclaim the amount of the selling concession from the underwriters who sold those debt securities as part of the offering. In general, purchases of a debt security for the purpose of stabilization or to reduce a short position could cause the price of the debt security to be higher than it might be in the absence of such purchases.

The imposition of a penalty bid might also have an effect on the price of a debt security to the extent that it were to discourage resales of the debt security.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from the IDEX Corporation Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of IDEX Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding a change in accounting principle in 2009). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s Internet site located at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus, which includes information we have incorporated by reference (see “Information Incorporated by Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be a part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until we sell all of the securities we are offering with this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed March 1, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, filed May 5, 2010, June 30, 2010, filed August 6, 2010, and September 30, 2010, filed November 4, 2010; and

•	Our Current Report on Form 8-K filed March 1, 2010, Item 5.07 of our Current Report on Form 8-K filed April 8, 2010, and our Current Reports on Form 8-K filed June 14, 2010, June 30, 2010, July 7, 2010, September 30, 2010 and October 1, 2010. You may obtain copies of any of these filings through the Company as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Heath A. Mitts
Vice President – Corporate Finance
IDEX Corporation
1925 West Field Court
Suite 200
Lake Forest, Illinois 60045-4824
(847) 498-7070

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee (2)	$21,000
Printing expenses (2)	$60,000
Legal fees and expenses (2)	$170,000
Accounting fees and expenses (2)	$100,000
Miscellaneous (2)	$10,000
Total	$361,000

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	As an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimated expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.
Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Article VIII of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the amended DGCL. The Certificate of Incorporation further provides that, in addition to the limitation on the personal liability of directors provided therein, the Company shall, to the fullest extent permitted by the DGCL: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.
     Article III, Section 13 of the Amended and Restated By-Laws (the “By-Laws”) of the Company provides that the Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expense (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Expenses incurred by a person who is or was a director or officer of the Company in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by Article III, Section 13 of the By-Laws. If a claim under Article III, Section 13 of the By-Laws is not paid in full by the Company within ninety days after a written claim has been received by the Company, Article III, Section 13 of the By-Laws provides that the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. Article III, Section 13 of the By-Laws further provides that it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Article III, Section 13 of the By-Laws further provides that neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or other applicable law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Item 16. Exhibits
EXHIBIT INDEX

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Form of Indenture, to be entered into between the registrant and Wells Fargo Bank, National Association, as trustee.

4.4	Form of Note

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement regarding the computation of ratio of earnings to fixed charges.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (contained on page II-6).

25.1	Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, under the Indenture.

*	To be filed by amendment or incorporated by reference in connection with any offering of debt securities.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, IDEX certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Forest, Illinois, on December 1, 2010.

IDEX CORPORATION
By:	/s/ Frank J. Notaro
Frank J. Notaro
Vice President — General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Frank J. Notaro with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Chairman of the Board, President and Chief Executive Officer and Director	December 1, 2010

/s/ Dominic A. Romeo Dominic A. Romeo	Vice President and Chief Financial Officer	December 1, 2010

/s/ Michael J. Yates Michael J. Yates	Vice President and Chief Accounting Officer	December 1, 2010

/s/ Bradley J. Bell Bradley J. Bell	Director	December 1, 2010

/s/ Ruby R. Chandy Ruby R. Chandy	Director	December 1, 2010

/s/ William M. Cook William M. Cook	Director	December 1, 2010

Signature	Title	Date

/s/ Frank S. Hermance Frank S. Hermance	Director	December 1, 2010

/s/ Gregory F. Milzcik Gregory F. Milzcik	Director	December 1, 2010

/s/ Ernest J. Mrozek Ernest J. Mrozek	Director	December 1, 2010

/s/ Neil A. Springer Neil A. Springer	Director	December 1, 2010

/s/ Michael T. Tokarz Michael T. Tokarz	Director	December 1, 2010

EXHIBIT INDEX

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Form of Indenture, to be entered into between the registrant and Wells Fargo Bank, National Association, as trustee.

4.4	Form of Note

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement regarding the computation of ratio of earnings to fixed charges.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (contained on page II-6).

25.1	Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, under the Indenture.

*	To be filed by amendment or incorporated by reference in connection with any offering of debt securities.